First Trust Advisors L.P.
                      1001 Warrenville Road
                     Lisle, Illinois  60532



                         February 13, 2008


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1626

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
148852 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President